[BIOMET Logo]
                                  March 5, 2014

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

         This letter confirms that Bradley J. Tandy and Jonathan M.
Grandon are authorized and designated to sign all securities related filings with the Securities and Exchange Commission, including Form ID Acknowledgements, on my behalf. This authorization and designation shall be valid for three years from the date of this letter.

                                        Very truly yours,

                                         /s/ Stuart G. Kleopfer
                                        ----------------------------------------
                                        Stuart G. Kleopfe